Exhibit 10.20
Power of Attorney

Shareholder: Xingbiao Lin, Qiming Weng, Qiude Chen

Attorney-in-fact: China Education Schools Co., Ltd. (“Party A”)

We, Xingbiao Lin, Qiming Weng, Qiude Chen, Chinese citizens, hereby irrevocably authorize Party A to exercise for and on behalf of me all voting rights that we have as shareholders of Pingtan Lanhua Middle & High School during the term of this Power of Attorney, including without limitation, proposing to convene a shareholders’ meeting, attending a shareholders’ meeting and exercising the voting rights at a shareholders’ meeting.

Unless this Power of Attorney is expressly terminated by us in writing, this Power of Attorney shall be effective from the date it is signed for an indefinite period of time.

/s/Xingbiao Lin
Xingbiao Lin
Date:	May31, 2011

/s/Qiming Weng
Qiming Weng
Date:	May 31, 2011

/s/Qiude Chen
Qiude Chen
Date:	May 31, 2011